UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2024

Steele Creek Capital Corporation

(Exact name of registrant as specified in charter)

Maryland	814-01351	85-1327288
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 S. College Street, Suite 1690, Charlotte, NC	28244
(Address of principal executive offices)	(Zip Code)

(704) 343-6011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Implementation of Distribution Reinvestment Plan

On August 9, 2024, the Board of Directors (the “Board”) of Steele Creek Capital Corporation (the “Company”) approved the implementation of a distribution reinvestment plan (the “Distribution Reinvestment Plan”), effective on September 1, 2024 (the “Effective Date”).

Pursuant to the Distribution Reinvestment Plan, the Company will reinvest all cash dividends declared by the Board on behalf of stockholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then new stockholders after the Effective Date who have not opted out of the Distribution Reinvestment Plan will have their cash distributions automatically reinvested in additional shares of common stock of the Company (“Common Stock”), rather than receiving the cash dividend or other distribution. Stockholders who subscribed prior to the Effective Date will continue to automatically receive their distributions in cash.

If any stockholder initially elects to not to participate in the Distribution Reinvestment Plan, or is an existing stockholder as of the Effective Date, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Company or U.S. Bancorp Fund Services, LLC, (the “Plan Administrator”) at alternativefundsupport@usbank.com. Participation in the Distribution Reinvestment Plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of the Board.

The foregoing description is only a summary of the Distribution Reinvestment Plan and is qualified in its entirety by reference to a copy of the Distribution Reinvestment Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Distribution Reinvestment Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steele Creek Capital Corporation

Date: September 1, 2024	By:	/s/ Douglas S. Applegate, Jr.
	Name:	Douglas S. Applegate, Jr.
	Title:	Chief Financial Officer

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